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ERNST & YOUNG              Two Commerce Square             Phone: 215 448 5000
                           Suite 4000                      Fax: 215 448 4069
                           2001 Market Street
                           Philadelphia
                           Pennsylvania 19103-7096

                                     Consent


We consent to the reference to our firm under the caption "Experts" and to the use of our reports, as outlined in the following table, in the Registration Statement (Form S-4 No. 33-50733 Amendment No. 3) and related Prospectus of Resorts International, Inc., Resorts International Hotel Financing, Inc., Resorts International Hotel, Inc. and P.I. Resorts Limited dated February 1, 1994.

Resorts International, Inc.        February 19, 1993 and
                                   February 19, 1993 except for
                                   Note 17, as to which the
                                   date is December 29, 1993

Resorts International Hotel,       February 19, 1993 and
     Inc.                          February 19, 1993 except for
                                   Note 14, as to which the date
                                   is December 29, 1993

PIRL Group                         April 23, 1993 and April 23,
                                   1993 except for Note 13, as
                                   to which the date is December
                                   29, 1993

Resorts International Hotel        December 29, 1993
  Financing, Inc.

P.I. Resorts Limited               December 29, 1993


                                          /s/  ERNST & YOUNG
Philadelphia, Pennsylvania
February 1, 1994


Seq. 1 of 2 01/29/94 8:34 PM
EX23_01.DOC INITIAL FILING